Exhibit 99.1

Green Dot Corporation Announces Completion of $45 Million Senior Unsecured Notes Offering
Austin, TX – September 6, 2024 – Green Dot Corporation (the “Company”) (NYSE: GDOT), announced today the completion of a private placement of $45 million in aggregate principal amount of its 8.75% Fixed Rate Senior Notes due 2029 (the “Notes”) to certain qualified institutional buyers and institutional accredited investors in a private placement exempt from the registration requirements under the Securities Act of 1933, as amended (the “Securities Act”). The Notes are unsecured and have a five-year term, maturing September 15, 2029, and will bear interest at a fixed annual rate of 8.75%, payable semi-annually in arrears.
The Company intends to use the net proceeds of the offering for the repayment of the Company’s outstanding indebtedness under its revolving credit facility and for general corporate purposes, including working capital.
Raymond James & Associates, Inc. served as sole placement agent for the offering. Orrick, Herrington & Sutcliffe LLP served as legal counsel to the Company, and Hunton Andrews Kurth LLP served as legal counsel to the placement agent.
This press release is for informational purposes only and does not constitute an offer to sell or the solicitation to buy any securities, nor shall there be any sale in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification of the securities laws of such jurisdiction. The Notes have not been registered under the Securities Act or any state securities law, and the Notes may not be offered or sold in the United States absent registration, or exemption from registration under the Securities Act or applicable state securities laws.
The indebtedness evidenced by the Notes is not a deposit and is not insured by the Federal Deposit Insurance Corporation (“FDIC”) or any other government agency or fund.
About Green Dot Corporation
Green Dot Corporation (NYSE: GDOT) is a financial technology and registered bank holding company committed to giving people the power to bank seamlessly, affordably, and with confidence. Green Dot’s technology platform enables it to build products and features that address pressing financial challenges of consumers and businesses, transforming the way they manage and move money and making financial empowerment more accessible.
Green Dot offers a broad set of financial products to consumers and businesses including debit, checking, credit, prepaid, and payroll cards, as well as robust money processing services, such as tax refunds, cash deposits and disbursements. Its flagship digital banking platform GO2bank offers consumers simple and accessible mobile banking designed to help improve financial health over time. The Company’s banking platform services business enables a growing list of some of the world’s largest and most trusted consumer and technology brands to deploy customized, seamless, value-driven money management solutions for their customers.
Founded in 1999, the Company has served more than 33 million customers directly and many millions more through its partners. The Green Dot Network of more than 90,000 retail distribution locations nationwide, more than all remaining bank branches in the U.S. combined, enables it to operate primarily as a “branchless bank.” Green Dot Bank is a subsidiary of Green Dot Corporation and member of the FDIC. For more information about Green Dot’s products and services, please visit www.greendot.com.

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements may be identified by use of words such as “annualized,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “seek,” “likely,” “may,” “outlook,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar terms and phrases, including references to assumptions and the intended use of net proceeds of the offering.
Forward-looking statements are based upon various assumptions and analyses made by the Company in light of management’s experience and its perception of historical trends, current conditions and expected future developments, as well as other factors it believes are appropriate under the circumstances. These statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors (many of which are beyond the Company’s control) that could cause actual conditions or results to differ materially from those expressed or implied by such forward-looking statements. Accordingly, you should not place undue reliance on such statements. Factors that could affect our results include, without limitation, the following: Green Dot’s ability to achieve the expected cost savings and other benefits from its processor conversions, impacts from and changes in general economic conditions on Green Dot’s business, results of operations and financial condition, shifts in consumer behavior towards electronic payments, the timing and impact of revenue growth activities, Green Dot's dependence on revenues derived from Walmart or other large partners, the timing and impact of non-renewals or terminations of agreements with other large partners, impact of competition, Green Dot's reliance on retail distributors for the promotion of its products and services, demand for Green Dot's new and existing products and services, continued and improving returns from Green Dot's investments in strategic initiatives, Green Dot's ability to operate in a highly regulated environment, including with respect to any restrictions imposed on its business, changes to governmental policies or rulemaking or enforcement priorities affecting financial institutions or to existing laws or regulations affecting Green Dot's operating methods or economics, Green Dot's reliance on third-party vendors, changes in credit card association or other network rules or standards, changes in card association and debit network fees or products or interchange rates, instances of fraud developments in the financial services industry that impact debit card usage generally, business interruption or systems failure, economic, political and other conditions may adversely affect trends in consumer spending and Green Dot's involvement in litigation or investigations.
For discussion of these and other risks that may cause actual results to differ from expectations, please refer to the sections entitled “Forward-Looking Statements” and “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and subsequent updates set forth in the Company’s Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed by the Company with the Securities and Exchange Commission. All information provided in this release is as of September 6, 2024, and Green Dot assumes no obligation to update this information as a result of future events or developments, except as required by law.